Exhibit 99.1

Immunovant Provides Corporate Updates and Reports Financial Results for the Third Quarter Ended December 31, 2025

•IMVT-1402 potentially registrational trial in difficult-to-treat rheumatoid arthritis (D2T RA) fully enrolled, with topline data expected in the second half of calendar year 2026; topline data from the proof-of-concept trial in cutaneous lupus erythematosus (CLE) expected in the second half of calendar year 2026

•IMVT-1402 development is progressing with potentially registrational studies in Graves’ disease (GD), myasthenia gravis (MG), chronic inflammatory demyelinating polyneuropathy (CIDP) and Sjögren’s disease (SjD) remaining on track

•Underwritten financing with key institutional investors and Roivant generated approximately $550 million in gross proceeds, extending Immunovant’s cash runway to the potential launch of IMVT-1402 in GD

DURHAM, N.C. February 6, 2026 – Immunovant (Nasdaq: IMVT), a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases, today reported its financial results for the third quarter ended December 31, 2025.

Recent Highlights and Upcoming Milestones:

The Company’s potentially registrational trial evaluating IMVT-1402 in D2T RA is fully enrolled, with topline data expected in the second half of calendar year 2026. Other clinical development timelines remain on track for IMVT-1402 across previously announced indications, including potentially registrational trials in GD, MG, CIDP, and SjD, and a proof-of-concept trial in CLE. In December 2025, the Company completed an underwritten financing with key institutional investors and Roivant, which generated approximately $550 million in gross proceeds, extending Immunovant’s cash runway to the potential launch of IMVT-1402 in GD.

Immunovant anticipates sharing topline data from its two Phase 3 studies evaluating batoclimab as a treatment for active, moderate to severe thyroid eye disease (TED) in the first half of calendar year 2026. In calendar year 2027, topline data are expected across potentially registrational trials of IMVT-1402 in each of GD and MG.

Financial Highlights for Fiscal Third Quarter Ended December 31, 2025:

Cash Position: As of December 31, 2025, Immunovant’s cash and cash equivalents totaled $994.5 million, providing runway for announced indications through the potential commercial launch of IMVT-1402 in GD.

Research and Development Expenses: Research and development (R&D) expenses were $98.9 million for the three months ended December 31, 2025, compared to $94.5 million for the three months ended December 31, 2024. The increase was primarily due to activities related to our clinical trials of IMVT-1402, including contract manufacturing costs, and elevated personnel-related expenses. The increase was partially offset by lower overall costs related to our batoclimab pivotal clinical trials.

Non-GAAP R&D expenses were $91.1 million for the three months ended December 31, 2025, compared to $87.9 million for the three months ended December 31, 2024.

General and Administrative Expenses: General and administrative (G&A) expenses were $15.4 million for the three months ended December 31, 2025, compared to $19.8 million for the three months ended December 31, 2024. The decrease was primarily due to lower personnel-related expenses, market research costs and information technology costs.

Non-GAAP G&A expenses were $10.6 million for the three months ended December 31, 2025, compared to $14.7 million for the three months ended December 31, 2024.

Net Loss: Net loss was $110.6 million ($0.61 per common share) for the three months ended December 31, 2025, compared to $111.1 million ($0.76 per common share) for the three months ended December 31, 2024. Net loss for the three months ended December 31, 2025 and December 31, 2024 included $12.7 million and $11.7 million, respectively, related to non-cash stock-based compensation expense. Non-GAAP net loss was $97.5 million for the three months ended December 31, 2025, compared to $99.5 million for the three months ended December 31, 2024.

Common Stock: As of December 31, 2025, there were 203,316,885 shares of common stock issued and outstanding.

Financial Highlights for Fiscal Nine Months Ended December 31, 2025:

Research and Development Expenses: Research and development expenses were $314.4 million for the nine months ended December 31, 2025, compared to $267.3 million for the nine months ended December 31, 2024. The increase was primarily due to activities related to our clinical trials of IMVT-1402, including contract manufacturing costs, and elevated personnel-related expenses. The increase was partially offset by lower overall costs related to our batoclimab pivotal clinical trials and nonclinical studies.

Non-GAAP R&D expenses were $290.9 million for the nine months ended December 31, 2025, compared to $246.7 million for the nine months ended December 31, 2024.

General and Administrative Expenses: General and administrative expenses were $59.0 million for the nine months ended December 31, 2025 compared to $57.1 million for the nine months ended December 31, 2024. The increase was primarily due to higher personnel-related expenses, partially offset by lower market research costs and information technology costs.

Non-GAAP G&A expenses were $37.8 million for the nine months ended December 31, 2025, compared to $39.8 million for the nine months ended December 31, 2024.

Net Loss: Net loss was $357.8 million ($2.04 per common share) for the nine months ended December 31, 2025, compared to $307.4 million ($2.10 per common share) for the nine months ended December 31, 2024. Net loss for the nine months ended December 31, 2025 and December 31, 2024 included $44.6 million and $37.8 million, respectively, related to non-cash stock-based compensation expense. Non-GAAP net loss was $312.9 million for the nine months ended December 31, 2025, compared to $269.8 million for the nine months ended December 31, 2024.

Non-GAAP Financial Measures: In addition to reporting the financial results in accordance with accounting principles generally accepted in the United States of America (GAAP), Immunovant reports certain financial results that differ from what is reported under GAAP. Immunovant believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Immunovant’s business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, Immunovant’s financial results prepared in accordance with GAAP. Other companies, including companies in Immunovant’s industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

About Immunovant, Inc.

Immunovant, Inc. is a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases. As a trailblazer in anti-FcRn technology, the Company is developing innovative, targeted therapies to meet the complex and variable needs of people with autoimmune diseases. For additional information on the Company, please visit immunovant.com.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “can,” “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” “design,” “plan,” “intend,” and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include statements regarding Immunovant’s progress towards developing IMVT-1402 across a broad range of indications; Immunovant’s expectations regarding the availability of results of clinical trials of IMVT-1402 and batoclimab; and the Company’s beliefs regarding the potential sufficiency of its cash runway. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others: Immunovant may not be able to protect or enforce its intellectual property rights; initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidates, including the number and timing of the commencement of additional clinical trials; Immunovant’s scientific approach, clinical trial design, indication selection, and general development progress; future clinical trials may not confirm any safety, potency, or other product characteristics described or assumed in this press release; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidates may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of global factors, such as international trade tariffs, geopolitical tensions, and adverse macroeconomic conditions on Immunovant’s business operations and supply chain, including its clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval, and commercialization of IMVT-1402; Immunovant is at various stages of clinical development for IMVT-1402 and batoclimab; and Immunovant will require additional capital to fund its operations and advance IMVT-1402 and batoclimab through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s Annual Report on Form 10-K filed with the SEC on May 29, 2025, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IMMUNOVANT, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Operating expenses:
Research and development	$98,924	$94,520	$314,373	$267,266
General and administrative	15,438	19,782	58,975	57,061
Total operating expenses	114,362	114,302	373,348	324,327
Interest income, net	(5,333)	(4,590)	(17,274)	(17,844)
Other (income) expense, net	54	1,258	(1,383)	600
Loss before provision for income taxes	(109,083)	(110,970)	(354,691)	(307,083)
Provision for income taxes	1,552	152	3,059	308
Net loss	$(110,635)	$(111,122)	$(357,750)	$(307,391)
Net loss per common share – basic and diluted	$(0.61)	$(0.76)	$(2.04)	$(2.10)
Weighted-average common shares outstanding – basic and diluted	181,513,386	146,922,338	175,414,491	146,560,414

IMMUNOVANT, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	December 31, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$994,525	$713,971
Accounts receivable	1,643	2,084
Prepaid expenses and other current assets	46,771	51,705
Total current assets	1,042,939	767,760
Property and equipment, net	531	844
Other assets	8,922	7,618
Total assets	$1,052,392	$776,222
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,616	$17,656
Accrued expenses and other current liabilities	57,641	51,119
Total current liabilities	66,257	68,775
Total liabilities	66,257	68,775
Commitments and contingencies
Stockholders’ equity:
Series A preferred stock, par value $0.0001 per share, 10,000 shares authorized, issued and outstanding at December 31, 2025 and March 31, 2025	$—	$—
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding at December 31, 2025 and March 31, 2025	—	—
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 203,316,885 shares issued and outstanding at December 31, 2025 and 500,000,000 shares authorized, 170,111,593 shares issued and outstanding at March 31, 2025	20	16
Additional paid-in capital	2,582,191	1,945,495
Accumulated other comprehensive income	1,197	1,459
Accumulated deficit	(1,597,273)	(1,239,523)
Total stockholders’ equity	986,135	707,447
Total liabilities and stockholders’ equity	$1,052,392	$776,222

IMMUNOVANT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

		Three months ended December 31,
	Note	2025	2024

Net loss:		$(110,635)	$(111,122)
Adjustments
Research and development:
Stock-based compensation	(1)	7,861	6,604
General and administrative:
Stock-based compensation	(1)	4,854	5,048
Estimated income tax impact from adjustments		392	(30)
Adjusted net loss (Non-GAAP)		$(97,528)	$(99,500)

		Three months ended December 31,
	Note	2025	2024

Research and Development Expenses		$98,924	$94,520
Adjustments:
Stock-based compensation	(1)	7,861	6,604
Adjusted research and development expenses (Non-GAAP)		$91,063	$87,916

		Three months ended December 31,
	Note	2025	2024

General and Administrative Expenses		$15,438	$19,782
Adjustments:
Stock-based compensation	(1)	4,854	5,048
Adjusted general and administrative expenses (Non-GAAP)		$10,584	$14,734

(1) Represents non-cash stock-based compensation expense

		Nine Months Ended December 31,
	Note	2025	2024

Net loss:		$(357,750)	$(307,391)
Adjustments
Research and development:
Stock-based compensation	(1)	23,432	20,545
General and administrative:
Stock-based compensation	(1)	21,151	17,255
Estimated income tax impact from adjustments		270	(228)
Adjusted net loss (Non-GAAP)		$(312,897)	$(269,819)

		Nine Months Ended December 31,
	Note	2025	2024

Research and Development Expenses		$314,373	$267,266
Adjustments:
Stock-based compensation	(1)	23,432	20,545
Adjusted research and development expenses (Non-GAAP)		$290,941	$246,721

		Nine Months Ended December 31,
	Note	2025	2024

General and Administrative Expenses		$58,975	$57,061
Adjustments:
Stock-based compensation	(1)	21,151	17,255
Adjusted general and administrative expenses (Non-GAAP)		$37,824	$39,806

(1) Represents non-cash stock-based compensation expense

Contacts:
Investors
Keyur Parekh
keyur.parekh@roivant.com

Media
Stephanie Lee
stephanie.lee@roivant.com